UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 9, 2016

COLLEGIUM PHARMACEUTICAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Virginia	001-37372	03-0416362
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Dedham Street

Suite 800

Canton, MA 02021

(781) 713-3699

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive
Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 9, 2016, Collegium Pharmaceutical, Inc. (the “Company”) held its 2016 Annual Meeting of Shareholders (the “Annual Meeting”).  A total of 23,511,615 shares of the Company’s common stock were entitled to vote as of April 20, 2016, the record date for the Annual Meeting, of which 22,543,221 were present in person or by proxy at the Annual Meeting.  The following is a summary of the final voting results for each matter presented to shareholders.

PROPOSAL 1:

Election of three Class I Directors to hold office until the 2019 Annual Meeting of Shareholders.

Nominee	For	Withheld	Broker Non-Votes
John A. Fallon, M.D.	19,418,023	347,363	2,777,835
John G. Freund, M.D.	16,798,154	2,967,232	2,777,835
David Hirsch, M.D., Ph.D.	16,825,024	2,940,362	2,777,835

Election of one Class III Director to hold office until the 2018 Annual Meeting of Shareholders.

Nominee	For	Withheld	Broker Non-Votes
Theodore R. Schroeder	19,417,923	347,463	2,777,835

PROPOSAL 2:  Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

For	Against	Abstentions	Broker Non-Votes
22,533,508	3,604	6,109	—

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 13, 2016	Collegium Pharmaceutical, Inc.

	By:	/s/ Paul Brannelly
Name: Paul Brannelly
Title: Executive Vice President and Chief Financial Officer

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